Exhibit 10.40

[EpicEdge Letterhead]

March          , 2002

[S.D.S.]

Attention: Billy Marlow

Re:  Termination of Tennessee Office Space Lease

Dear Billy,

As we have previously discussed, this letter is to confirm our understanding regarding the termination of that certain Lease, by and between [S.D.S.] [Fill in Proper Legal Name], as successor in interest to Ferrari Partners, L.P., (collectively, the “Landlord”), and EpicEdge, Inc., a Texas corporation, as successor in interest to Connected Software Solutions, LLC, (collectively, the “Tennant”), dated December 7, 1998, as amended (the “Lease”) .

As we have previously discussed, Tennant hereby agrees to pay to Landlord a lump sum of $5,000.27, which sum represents the agreed-to settlement sum of $7,000.00 less the $1,999.73 security deposit previously paid to Landlord by Tennant (the “Settlement Amount”) and to vacate the premises that are subject to the Lease (the “Premises”).  In return for its acceptance of the Settlement Amount, Landlord hereby agrees: (1) that the Lease is terminated; (2) that it will allow Tennant access to the Premises and grant Tennant a reasonable amount of time to remove any equipment and property of the Tennant from the Premises; and (3) to irrevocably and unconditionally release, defend, promise not to sue and hold harmless the Tennant and its agents or affiliates, from or concerning any and all claims (including further claims for rent), counterclaims, charges, causes of action, actions, debts, demands, liabilities, damages, costs, expenses, and compensation of every kind and nature whatsoever or other liabilities, whether in contract or tort, known or unknown, past, present, or future, at law or in equity, arising out of or relating in any way to the Lease or Tennant’s occupancy of the Premises.

By signing below, Tennant indicates that it acknowledges and agrees to the above terms, in termination of the Lease and in full satisfaction of all amounts due under the Lease.

Please feel free to call me at                               if you have any questions or concerns.

Sincerely,

EpicEdge, Inc.

By:
Peter Covert,
Principal Financial and Accounting Officer

Agreed to and Accepted By:

[S.D.S.] [Please Insert Full legal Name of New Landlord]

By:
Billy Marlow

Title: